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GLADSTONE INVESTMENT CORPORATION

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Gladstone Investment Corporation Announces Adjournment of 2017 Annual Meeting of Stockholders

MCLEAN, VA., August 3, 2017: Gladstone Investment Corporation (NASDAQ: GAIN) (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, August 3, 2017. To solicit additional votes to establish a quorum for the Annual Meeting, the meeting was adjourned until Thursday, August 24, 2017 at 11:00 a.m. EDT, and will reconvene at that time as a live webcast at www.virtualshareholdermeeting.com/GAIN.

“We are encouraged by the favorable support that we have received to date from our stockholders,” stated David Dullum, President of the Company. “We ask our stockholders who have not yet voted their shares to please do so and we thank all of our stockholders for their continued support in our efforts to grow our portfolio and raise capital in a responsible manner.”

If you have not yet voted, we urge you to vote by phone or through the internet using the instructions provided on your proxy ballot. You may also contact Georgeson LLC, the Company’s proxy solicitor, to vote your shares at (800) 790-6795. Representatives from Georgeson are available to take your call Monday through Friday from 9:00 a.m to 11:00 p.m. EDT or 11:00 a.m. to 6:00 p.m. EDT on Saturdays.

Important Information

Stockholders are strongly advised to read the proxy statement (filed with the Securities and Exchange Commission (the “SEC”) on June 16, 2017) carefully before making any voting decision, as it contains important information. The proxy statement and the Company’s most recent annual report are available at www.proxyvote.com. Further, these documents and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.gladstoneinvestment.com.

Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in lower middle market businesses in the United States in connection with acquisitions, changes in control and recapitalizations.

Source: Gladstone Investment Corporation

For further information: Gladstone Investment Corporation, +1-703-287-5893